UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 13, 2008

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 13, 2008, Nevada Gold & Casinos, Inc. (the "Company") entered into an Agreement Regarding Loans and an Amended and Restated Security Agreement with its senior lender (collectively, the “Amended Loan Documents”). The Amended Loan Documents are effective as of March 1, 2008 and replace the $55 million revolving credit facility dated January 19, 2006 with a $15,550,000 promissory note (the “Note”). The maturity date of the Note is June 30, 2010 with an interest rate of 10% per annum.

As collateral for repayment of the Note, the Company granted a security interest in substantially all of its assets.  The Amended Loan Documents contain customary events of default, including nonpayment when due of principal or interest on any loan, failure to comply with certain affirmative or negative covenants and failure to perform any obligation within specified grace periods.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Agreement Regarding Loans effective March 1, 2008 between Nevada Gold & Casinos, Inc. and the senior lender
10.2	Amended and Restated Security Agreement effective March 1, 2008 between Nevada Gold & Casinos, Inc. and the senior lender
10.3	Schedule of Collateral, Notes, Security Interests and Ownership Interests effective March 1, 2008
10.4	Promissory Note issued by Nevada Gold & Casinos, Inc. to the senior lender effective March 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: June 17, 2008	By:	/s/ Ernest E. East
Ernest E. East
Senior Vice President

INDEX TO EXHIBITS

Item	Exhibit
10.1	Agreement Regarding Loans effective March 1, 2008 between Nevada Gold & Casinos, Inc. and the senior lender
10.2	Amended and Restated Security Agreement effective March 1, 2008 between Nevada Gold & Casinos, Inc. and the senior lender
10.3	Schedule of Collateral, Notes, Security Interests and Ownership Interests effective March 1, 2008
10.4	Promissory Note issued by Nevada Gold & Casinos, Inc. to the senior lender effective March 1, 2008